UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/18/2005

FIRST CENTURY BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-11671

WV	55-0628089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of Principal Executive Offices, Including Zip Code)

304-325-8181
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

As previously disclosed in the Form 10-Q filed by First Century Bankshares, Inc. (the "Corporation") for the quarter ended June 30, 2005, a putative class action, Photos, Etc. Corporation v. Providian Financial Corporation et al., was filed in June of 2005, in the United States District Court for the District Court of Connecticut on behalf of retailers in several states naming the Corporation and its subsidiary, First Century Bank, VISA, Master Card and various other defendants. The lawsuit alleged anti-trust violations including price fixing, collusion and conspiracy in the setting of interchange fees and the "tying" of products and services. The Corporation and First Century Bank, N.A. were never served with the complaint.

On August 18, 2005, the plaintiffs filed an Amended Complaint and removed the Corporation and First Century Bank, N.A. as defendants.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: September 21, 2005.	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer (Principal Accounting and Financial Officer)